Exhibit 23.1

1717 Main Street
Suite 2400
Dallas, TX 75201

Phone      214-243-2900
Fax           214-243-2929
Web         www.uhy-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 of Assured Pharmacy, Inc. of our report dated March 15, 2012 with respect to the consolidated financial statements of Assured Pharmacy, Inc. as of December 31, 2011 and 2010, and for each of the two years in the period ended December 31, 2011.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ UHY LLP
     UHY LLP

Dallas, Texas
May 11, 2012